EXHIBIT 4.4










                                CREDIT AGREEMENT

                          dated as of December 31, 1998

                                  by and among

                            CT COMMUNICATIONS, INC.,

                                       and

                   the Subsidiary Borrowers referred to herein

                                  as Borrowers,

                         the Lenders referred to herein,

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent





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                                                                      TABLE OF CONTENTS

                                                                         ARTICLE I
                                                                        DEFINITIONS

SECTION 1.1                      Definitions.......................................................................1
SECTION 1.2                      General..........................................................................14
SECTION 1.3                      Other Definitions and Provisions.................................................15


                                                                        ARTICLE II
                                                                  REVOLVING CREDIT FACILITY

SECTION 2.1                      Revolving Credit Loans...........................................................15
SECTION 2.2                      Procedure for Advances of Revolving Credit Loans.................................15
SECTION 2.3                      Repayment of Revolving Credit Loans..............................................16
SECTION 2.4                      Revolving Credit Notes...........................................................17
SECTION 2.5                      Permanent Reduction of the Aggregate Commitment..................................18
SECTION 2.6                      Termination of Credit Facility...................................................18
SECTION 2.7                      Use of Proceeds..................................................................19

                                                                        ARTICLE III
                                                                  LETTER OF CREDIT FACILITY

SECTION 3.1                      L/C Commitment...................................................................20
SECTION 3.2                      Procedure for Issuance of Letters of Credit......................................20
SECTION 3.3                      Commissions and Other Charges....................................................21
SECTION 3.4                      L/C Participations...............................................................21
SECTION 3.5                      Reimbursement Obligation of the Borrowers........................................22
SECTION 3.6                      Obligations Absolute.............................................................22
SECTION 3.7                      Effect of Application............................................................23

                                                                        ARTICLE IV
                                                                   GENERAL LOAN PROVISIONS

SECTION 4.1                      Interest.........................................................................23
SECTION 4.2                      Notice and Manner of Conversion or Continuation of Loans ........................26
SECTION 4.3                      Fees.............................................................................27
SECTION 4.4                      Manner of Payment................................................................27
SECTION 4.5                      Crediting of Payments and Proceeds...............................................28
SECTION 4.6                      Adjustments......................................................................28
SECTION 4.7                      Nature of Obligations of Lenders Regarding Extensions of Credit;
                                 Assumption by the Administrative Agent...........................................28



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SECTION 4.8                      Changed Circumstances............................................................29
SECTION 4.9                      Indemnity........................................................................31
SECTION 4.10                     Capital Requirements.............................................................32
SECTION 4.11                     Taxes............................................................................32
SECTION 4.12                     Change in Lending Office.........................................................34

                                                                         ARTICLE V
                                                        CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 5.1                      Closing..........................................................................34
SECTION 5.2                      Conditions to Closing and Initial Extensions of Credit ..........................34
SECTION 5.3                      Conditions to All Extensions of Credit...........................................37


                                                                        ARTICLE VI
                                                       REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

SECTION 6.1                      Representations and Warranties...................................................38
SECTION 6.2                      Year 2000 Compatibility..........................................................46
SECTION 6.3                      Survival of Representations and Warranties, Etc..................................46


                                                                        ARTICLE VII
                                                              FINANCIAL INFORMATION AND NOTICES

SECTION 7.1                      Financial Statements and Projections.............................................47
SECTION 7.2                      Officer's Compliance Certificate.................................................48
SECTION 7.3                      Accountants' Certificate.........................................................48
SECTION 7.4                      Other Reports....................................................................48
SECTION 7.5                      Notice of Litigation and Other Matters...........................................49
SECTION 7.6                      Accuracy of Information..........................................................50


                                                                       ARTICLE VIII
                                                                    AFFIRMATIVE COVENANTS

SECTION 8.1                      Preservation of Corporate Existence and Related Matters .........................50
SECTION 8.2                      Maintenance of Property..........................................................51
SECTION 8.3                      Insurance........................................................................51
SECTION 8.4                      Accounting Methods and Financial Records.........................................51
SECTION 8.5                      Payment and Performance of Obligations...........................................51
SECTION 8.6                      Compliance With Laws and Approvals...............................................51
SECTION 8.7                      Environmental Laws...............................................................51
SECTION 8.8                      Compliance with ERISA............................................................52
SECTION 8.9                      Compliance With Agreements.......................................................52

65008446.1 32599 1449E 042

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SECTION 8.10                     Conduct of Business..............................................................52
SECTION 8.11                     Visits and Inspections...........................................................52
SECTION 8.12                     Additional Subsidiaries..........................................................53
SECTION 8.13                     Year 2000 Compatibility..........................................................53
SECTION 8.14                     Further Assurances...............................................................53
SECTION 8.15                     CoBank Participation Certificates................................................53
SECTION 8.16                     Merger of Pop-Net, Inc...........................................................53


                                                                        ARTICLE IX
                                                                     FINANCIAL COVENANTS

SECTION 9.1                      Leverage Ratio...................................................................54
SECTION 9.2                      Fixed Charge Coverage Ratio......................................................54
SECTION 9.3                      Total Debt to Total Capitalization Coverage Ratio................................54

                                                                         ARTICLE X
                                                                     NEGATIVE COVENANTS

SECTION 10.1                     Limitations on Debt..............................................................55
SECTION 10.2                     Limitations on Guaranty Obligations..............................................56
SECTION 10.3                     Limitations on Liens.............................................................56
SECTION 10.4                     Limitations on Loans, Advances, Investments and Acquisitions ....................57
SECTION 10.5                     Limitations on Mergers and Liquidation...........................................59
SECTION 10.6                     Limitations on Sale of Assets....................................................59
SECTION 10.7                     Limitations on Dividends and Distributions.......................................60
SECTION 10.8                     Limitations on Exchange and Issuance of Capital Stock ...........................60
SECTION 10.9                     Transactions with Affiliates.....................................................61
SECTION 10.10                    Certain Accounting Changes.......................................................61
SECTION 10.11                    Amendments; Payments and Prepayments of Subordinated Debt61
SECTION 10.12                    Restrictive Agreements...........................................................61

                                                                        ARTICLE XI
                                                                    DEFAULT AND REMEDIES

SECTION 11.1                     Events of Default................................................................61
SECTION 11.2                     Remedies.........................................................................64
SECTION 11.3                     Rights and Remedies Cumulative; Non-Waiver; etc..................................65


                                                                        ARTICLE XII
                                                                  THE ADMINISTRATIVE AGENT

SECTION 12.1                     Appointment......................................................................65
SECTION 12.2                     Delegation of Duties.............................................................66



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SECTION 12.3                     Exculpatory Provisions...........................................................66
SECTION 12.4                     Reliance by the Administrative Agent.............................................66
SECTION 12.5                     Notice of Default................................................................67
SECTION 12.6                     Non-Reliance on the Administrative Agent and Other Lenders ......................67
SECTION 12.7                     Indemnification..................................................................68
SECTION 12.8                     The Administrative Agent in Its Individual Capacity .............................68
SECTION 12.9                     Resignation of the Administrative Agent; Successor Administrative
                                 Agent............................................................................69
SECTION 12.10                    The Administrative Agent.........................................................69


                                                                       ARTICLE XIII
                                                                        MISCELLANEOUS

SECTION 13.1                     Notices..........................................................................69
SECTION 13.2                     Expenses; Indemnity..............................................................71
SECTION 13.3                     Set-off..........................................................................71
SECTION 13.4                     Governing Law....................................................................72
SECTION 13.5                     Consent to Jurisdiction..........................................................72
SECTION 13.6                     Binding Arbitration; Waiver of Jury Trial........................................72
SECTION 13.7                     Reversal of Payments.............................................................74
SECTION 13.8                     Injunctive Relief; Punitive Damages..............................................74
SECTION 13.9                     Accounting Matters...............................................................74
SECTION 13.10                    Successors and Assigns; Participations...........................................75
SECTION 13.11                    Amendments, Waivers and Consents.................................................78
SECTION 13.12                    Performance of Duties............................................................79
SECTION 13.13                    All Powers Coupled with Interest.................................................79
SECTION 13.14                    Survival of Indemnities..........................................................79
SECTION 13.15                    Titles and Captions..............................................................79
SECTION 13.16                    Severability of Provisions.......................................................79
SECTION 13.17                    Counterparts.....................................................................79
SECTION 13.18                    Term of Agreement................................................................79
SECTION 13.19                    CT as Agent for Borrowers; Obligations Joint and Several. .......................80
SECTION 13.20                    Inconsistencies with Other Documents; Independent Effect
                                 of Covenants.....................................................................80
SECTION 13.21                    Trust Obligations................................................................80

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            CREDIT AGREEMENT, dated as of the 31st day of December, 1998, by and among CT COMMUNICATIONS, INC. ("CT"), a North Carolina corporation and each of the Subsidiaries of CT listed on the signature pages hereto and each additional Subsidiary of CT which hereafter becomes a Borrower pursuant to Section 8.12 (collectively, the "Subsidiary Borrowers" and, together with CT, the "Borrowers"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE

            The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

            "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

            "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

            "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Sixty Million Dollars ($60,000,000).

            "Agreement" means this Credit Agreement, as amended, restated or otherwise modified.


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            "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

            "Applicable Margin" shall have the meaning assigned thereto in
Section 4.1(c).

            "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

            "Assignment and Acceptance" shall have the meaning assigned thereto in Section 13.10(b)(iii).

            "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

            "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

            "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

            "Borrowers" shall have the meaning assigned thereto in the preamble hereof.

            "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "Capital Asset" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

            "Capital Expenditures" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrowers and their Subsidiaries during such period, determined in accordance with GAAP.


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            "Capital Lease" means, with respect to the Borrowers and their
Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

            "Change in Control" shall have the meaning assigned thereto in
Section 11.1(i).

            "Closing Date" means the date of this Agreement.

            "CoBank" shall have the meaning assigned thereto in Section 8.15.

            "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

            "Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

            "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment.

            "Communications Law" means the Communications Act of 1934, as amended, and all rules and regulations thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations thereunder, and all rules and regulations of the FCC, any applicable PUC or any other applicable Governmental Authority related to the provision of telecommunication or broadcast services, each as amended or supplemented from time to time.

            Communications License" means any license for the provision of telecommunication services, and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC or any other applicable Governmental Authority, including without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other system for the provision of telecommunication services.

            "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

            "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.


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            "Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person; provided that, so long as recourse to such Person is limited solely to the assets so encumbered, the amount of such Debt shall be deemed to equal the lesser of (i) the fair market value of such assets and (ii) the amount of such Debt, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all termination payments which would be due and payable by any such Person pursuant to Hedging Agreements.

            "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

            "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

            "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.


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            "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

            "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

            "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

            "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

            "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

            "FCC" means the Federal Communications Commission or any successor Governmental Authority.

            "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

            "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.


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            "First Union" means First Union National Bank, a national banking association, and its successors.

            "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

            "Fixed Charges" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) scheduled principal and interest payments with respect to Debt during such period, (b) Capital Expenditures during such period (excluding all amounts paid by CT or any Subsidiary thereof to purchase BellSouth Carolinas PCS, LP's ownership interest in the PSC Communications License jointly owned by CT and BellSouth Carolinas PCS, LP, including its customers, assets, and pro rata share of spectrum clearing costs associated with the area to be serviced, so long as such amount does not exceed $20,000,000), (c) cash taxes paid or due during such period and (d) cash dividends paid or due during such period.

            "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

            "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

            "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Guaranty Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other payment obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.


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            "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

            "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

            "Intercompany Debt" means any Debt among any Borrowers.

            "Interest Expense" means, for any period, total interest expense (including, without limitation, interest expense attributable to Capital Leases) determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP.

            "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

            "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

            "L/C Commitment" means One Million Dollars ($1,000,000).

            "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

            "L/C Obligations" means at any time, an amount equal to the sum of
(a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

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            "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10(b).

            "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Revolving Credit Loans.

            "Letters of Credit" shall have the meaning assigned thereto in
Section 3.1.

            "Leverage Ratio" means the ratio determined in accordance with
Section 9.1.

            "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $2,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Revolving Credit Loan.

            "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

            LIBOR Rate =                                   LIBOR
                                      1.00-Eurodollar Reserve Percentage

            "LIBOR Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes, the Applications, any Hedging Agreement with any Lender (which Hedging Agreement is permitted or required hereunder), and each other document, instrument and agreement executed and delivered by any Borrower or its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

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            "Material Adverse Effect" means, with respect to the Borrowers and their Subsidiaries, taken as a whole, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of such Persons or the ability of such Persons to perform their respective obligations under the Loan Documents or Material Contracts, in each case to which they are a party.

            "Material Contract" means (a) any contract or other agreement, written or oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $500,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            "Minority Interests" means any shares of stock of any class of a Subsidiary or Affiliate of any Borrower (other than directors' qualifying shares as required by law ) that are not owned by such Borrower and/or one or more Wholly-Owned Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

            "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by any Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other fees and expenses incurred in connection therewith and
(ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by any Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy, the amount of cash proceeds received by any Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

            "Net Earnings" for any period shall mean the gross revenues of the Borrowers and their Subsidiaries for such period less all expenses and other proper charges, determined on a Consolidated basis in accordance with GAAP, excluding: (a) any extraordinary gains or losses as determined in accordance with GAAP and (b) losses attributable to Minority Interests and earnings attributable to Minority Interests (unless such earnings shall have actually been received by any Borrower or a Wholly-Owned Subsidiary in the form of cash distributions).

            "Net Income" means, with respect to the Borrowers and their Subsidiaries, for any period of determination, the net income (or loss) of the Borrowers and their Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there will be excluded (a) the net income (or loss) of any Person, other than a Subsidiary, in which any Borrower or any of its Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Borrower or such Subsidiary during such period, (b) except to the extent included pursuant to the foregoing clause (a), the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries, (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to any Borrower or any of its Subsidiaries thereof of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions and (d) any gains or losses attributable to asset sales, as determined in accordance with GAAP, including any related tax effects on such Person.

            "Net Worth" means, at any date of determination, the total stockholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrowers and their Subsidiaries appearing on a Consolidated balance sheet of the Borrowers and their Subsidiaries prepared in accordance with GAAP.

            "Network Agreement" means any document or agreement entered into by any Borrower or any of its Subsidiaries regarding the use, operation or maintenance of, or otherwise concerning, any of the Network Facilities.

            "Network Facility" means the switches and network of digital and analog facilities owned or leased by any Borrower or any of its Subsidiaries for use in the provision of telecommunication services.

            "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

            "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.2(a).

            "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

            "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.3(f).

            "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Credit Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by any Borrower to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which Hedging Agreement is permitted or required hereunder), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Revolving Credit Note, any Letter of Credit or any of the other Loan Documents.

            "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

            "Operating Cash Flow" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense,
(iii) amortization, depreciation and other non-cash charges less (c) the sum of interest income and any extraordinary gains to the extent added in determining Net Income.

            "Other Taxes" shall have the meaning assigned thereto in Section 4.11(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

            "Participation Certificates" shall have the meaning assigned thereto in Section 8.15.

            "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of its current or former ERISA Affiliates.

            "Permitted Holders" means Michael R. Coltrane, a North Carolina resident and L.D. Coltrane, III, a North Carolina resident.

            "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

            "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

            "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or over Persons who own, construct or operate a Network Facility, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

            "PUC Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any PUC.

            "Recapitalization" means the recapitalization as more particularly described in that certain proxy statement delivered to the shareholders of CT during the month of December, 1998, to be voted on at the January 28, 1999 Shareholders' Meeting.

            "Register" shall have the meaning assigned thereto in Section 13.10(d).

            "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Revolving Credit Notes, or if no amounts are outstanding under the Revolving Credit Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

            "Responsible Officer" means any of the following: the chief executive officer or chief financial officer of CT or any other officer of CT reasonably acceptable to the Administrative Agent.

            "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

            "Revolving Credit Loans" means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

            "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

            "Solvent" means, as to the Borrowers and their Subsidiaries, taken as a whole, on a particular date, that such Persons (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature,
(b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

            "Subordinated Debt" means the collective reference to Debt on
Schedule 6.1(t) hereof designated as Subordinated Debt and any other Debt of any Borrower or any Subsidiary thereof subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

            "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

            "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

            "Termination Date" means the earliest of the dates referred to in
Section 2.6.

            "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA (other than a Reportable Event as to which the provision of thirty (30) days notice has been waived by the PBGC under applicable regulations) or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a distress termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

            "Total Capitalization" means, as of any date of determination, Total Debt plus Consolidated Net Worth, each as of such date.

            "Total Debt" means, as of any date of determination, the aggregate amount of Debt of the Borrowers and their Subsidiaries determined on a Consolidated basis.

            "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

            "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended, restated or otherwise modified.

            "United States" means the United States of America.

            "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries. For purposes of this Agreement, Concord Telephone shall be deemed to be a Wholly-Owned Subsidiary of CT.

            SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

            SECTION 1.3   Other Definitions and Provisions.

            (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Revolving Credit Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

            (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.



                                   ARTICLE II
                            REVOLVING CREDIT FACILITY

            SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through the Termination Date as requested by CT on behalf of the Borrowers in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Available Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date.

            SECTION 2.2  Procedure for Advances of Revolving Credit Loans.

            (a) Requests for Borrowing. CT, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Commitment then available to the Borrowers, or if less,
(x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, (C) whether the Revolving Credit Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

            (b) Disbursement of Revolving Credit Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Revolving Credit Loan.

            SECTION 2.3             Repayment of Revolving Credit Loans.

            (a) Repayment on Termination Date. The Borrowers shall repay the outstanding principal amount of all Revolving Credit Loans in full on the Termination Date together with all accrued but unpaid interest thereon.

            (b) Mandatory Repayment of Excess Revolving Credit Loans. If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Aggregate Commitment less the sum of all outstanding L/C Obligations, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Revolving Credit Loans and second, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrowers with the Administrative Agent, for the benefit of the Lenders (such cash collateral to be applied in accordance with Section 11.2(b)).

            (c) Insurance Proceeds. Each Borrower shall make mandatory prepayments of the Revolving Credit Loans in amounts equal to 100% of the Net Cash Proceeds received by such Borrower or any of its Subsidiaries under any policy of insurance, unless, so long as no Default or Event of Default has occurred and is continuing, such proceeds are used or contractually committed to be used by such Borrower or such Subsidiary, as applicable, within one hundred eighty (180) days of the receipt of such Net Cash Proceeds to replace or repair any of its assets damaged in connection with the related claims.

            (d) Asset Sale Proceeds. Each Borrower shall make mandatory prepayments of the Revolving Credit Loans in amounts equal to 100% of the Net Cash Proceeds received by such Borrower or any of its Subsidiaries in connection with the sale or disposition of any asset not permitted by Sections 10.6(a)-(d), unless, so long as no Default or Event of Default has occurred and is continuing, such proceeds are used or contractually committed to be used by such Borrower or such Subsidiary, as applicable, within one hundred eighty (180) days of the receipt of such Net Cash Proceeds to (A) make an acquisition or Capital Expenditure which is otherwise permitted pursuant to the terms of this Agreement or (B) pay any accrued tax liability incurred in connection with such asset disposition.

            (e) Debt and Equity Proceeds. Unless otherwise agreed in writing by the Required Lenders, each Borrower shall make mandatory prepayments of the Revolving Credit Loans in amounts equal to 100% of the Net Cash Proceeds received by such Borrower or any of its Subsidiaries in connection with the issuance of any Debt or equity securities by such Borrower.

            (f) Optional Repayments. The Borrowers may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $250,000 in excess thereof with respect to Base Rate Loans and $2,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

            (g) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

            SECTION 2.4 Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the obligation of the Borrowers to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

            SECTION 2.5 Permanent Reduction of the Aggregate Commitment. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $2,000,000 or any whole multiple of $1,000,000 in excess thereof. Each permanent reduction permitted or pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

            SECTION 2.6 Termination of Credit Facility. Until such date as the Borrowers secure the appropriate Governmental Approvals to permit the Credit Facility to have a stated maturity date of five (5) years or more after the Closing Date, the Credit Facility shall terminate on the earliest of (a) December 31, 2000, (b) the date of termination by the Borrowers pursuant to
Section 2.5, and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a); provided, that CT, on behalf of the Borrowers may request two (2) separate two-year extensions of the date set forth in clause (a) of the first paragraph of this Section 2.6 by providing the Administrative Agent and each of the Lenders with a written request for such extension not more than ninety (90) days and not fewer than sixty (60) days prior to the then existing Termination Date; provided further, that (A) CT shall not request more than two (2) extensions, (B) the Termination Date shall not in any event extend beyond December 31, 2004 and (C) each such extension shall be subject to the satisfaction of the Borrowers of each of the conditions set forth in Section 5.3 on the then existing Termination Date. Each of the Lenders shall provide written notice to the Administrative Agent on or prior to the thirtieth
(30th) day (the "Consent Date") before the then existing Termination Date of its desire to extend (any such Lender, a "Consenting Lender") or not to so extend (any such Lender, a "Non-Consenting Lender") such date.

            No Lender shall be under any obligation or commitment to extend such date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this

Section 2.6. Failure on the part of any Lender to respond to such request by the required date set forth above shall be deemed to be a denial by such Lender of such request and all Revolving Credit Loans of such Non-Consenting Lender shall be subject to the then existing Termination Date. If Lenders holding Commitment Percentages aggregating less than one hundred percent (100%) of the Commitments consent to such extension, CT, on behalf of the Borrowers, may elect by written notice to the Administrative Agent and Lenders to (i) continue the Revolving Credit Facility for such additional period with an Aggregate Commitment equal to the then effective Aggregate Commitment less the total Commitments of the Non-Consenting Lenders or (ii) require any such Non-Consenting Lender to transfer and assign without recourse (in accordance with the provisions of Section 13.10) its Commitment and other interests, rights and obligations under this Agreement to an Eligible Assignee (who consents thereto), which shall assume such obligations upon its consent to assume such obligations; provided that (A) no such assignment shall conflict with any Applicable Law, (B) such assignment shall be at the cost and expense of the Borrowers and (C) the purchase price to be paid to such Non-Consenting Lender shall be an amount equal to the outstanding principal amount of the Loans of such NonConsenting Lender plus all interest accrued and unpaid thereon and all other amounts owing to such Non-Consenting Lender thereon. The Administrative Agent shall provide a written list of the Consenting Lenders and Non-Consenting Lenders to the Borrowers and the Lenders promptly following the Consent Date (but in no event less than twenty (20) days prior to the existing Termination Date). If the extension is granted, upon the then existing Termination Date, such Termination Date shall be extended to the date which is two years thereafter.

            Notwithstanding the foregoing, upon the date the Borrowers receive Governmental Approval to permit the Credit Facility to have a stated maturity date of five (5) years or more after the Closing Date, (a) all right of the Borrowers to request extensions of the Termination Date pursuant to this section
2.6 shall be immediately and automatically terminated (including all such pending requests which have not yet been fully consummated by the date of such Governmental Approval) and (b) the date referred to in clause (a) of the first paragraph at this Section 2.6 shall be deemed to be December 31, 2003.

            SECTION 2.7 Use of Proceeds. The Borrowers shall use the proceeds of the Extensions of Credit (a) to finance Capital Expenditures and acquisitions which are otherwise permitted pursuant to the terms of this Agreement, (b) to refinance existing indebtedness, and (c) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

                                   ARTICLE III
                            LETTER OF CREDIT FACILITY

            SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on a joint and several basis on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and (ii) the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby letter of credit issued to support obligations of the Borrowers or any of their Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date reasonably satisfactory to the Issuing Lender, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

            SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall promptly furnish to the Borrowers a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's participation therein.

            SECTION 3.3             Commissions and Other Charges.

            (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to 1.00% percent on a per annum basis on the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

            (b) In addition to the foregoing commission, the Borrowers shall pay to the Issuing Lender an issuance fee of 0.125% percent per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

            (c) In addition to the foregoing commissions, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            SECTION 3.4             L/C Participations.

            (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date.

If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from any Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            SECTION 3.5 Reimbursement Obligation of the Borrowers. The Borrowers joint and severally agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

            SECTION 3.6 Obligations Absolute. The obligations of the Borrowers under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Reimbursement Obligation of the Borrowers under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV
                             GENERAL LOAN PROVISIONS

            SECTION 4.1             Interest.

            (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of CT on behalf of the Borrowers, the aggregate principal balance of the Revolving Credit Notes or any portion thereof shall bear interest at (i) the Base Rate plus the Applicable Margin as set forth in Section 4.1(c) or (ii) the LIBOR Rate plus the Applicable Margin as set forth in Section 4.1(c); provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Revolving Credit Loan or portion thereof bearing interest based on the

Base Rate shall be a "Base Rate Loan", each Revolving Credit Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Revolving Credit Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.



            (b) Interest Periods. In connection with each LIBOR Rate Loan, CT on behalf of the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Revolving Credit Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

                        (i) the Interest Period shall commence on the date of
            advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                        (ii) if any Interest Period would otherwise expire on a
            day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                        (iii) any Interest Period with respect to a LIBOR Rate
            Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                        (iv) no Interest Period shall extend beyond the
            Termination Date; and

                        (v) there shall be no more than eight (8) Interest
            Periods outstanding at any time.

            (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Revolving Credit Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(d)(ii) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:




                                                                                  Applicable Margin Per Annum
                                 Leverage Ratio                                   Base Rate          LIBOR Rate
                                 --------------                                   ------------------------------
                            Greater than or equal to
                                  3.50 to 1.00                                    0.150%                  1.150%

                            Greater than or equal to
                          3.00 to 1.00, but less than
                                  3.50 to 1.00                                    0.000%                  1.000%

                            Greater than or equal to
                          2.50 to 1.00, but less than
                                  3.00 to 1.00                                    0.000%                  0.875%

                            Greater than or equal to
                          2.00 to 1.00, but less than
                                  2.50 to 1.00                                    0.000%                  0.750%

                                   Less than
                                  2.00 to 1.00                                    0.000%                  0.500%

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrowers and their Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrowers and their Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the fifth (5th) Business Day after receipt by the Administrative Agent of such financial statements and certificate.

            (d) Default Rate. At the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Revolving Credit Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

            (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing December 31, 1998; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

            (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Revolving Credit Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Revolving Credit Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

            SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Revolving Credit Loans as provided above, CT on behalf of the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Credit Loan is to be effective specifying (A) the Revolving Credit Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Revolving Credit Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

            SECTION 4.3                         Fees.

            (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 0.25% on the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing December 31, 1998, and on the Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

            (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Revolving Credit Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by CT, on behalf of itself and the other Borrowers and the Administrative Agent dated October 6, 1998.

            SECTION 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Revolving Credit Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative

Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement or any Revolving Credit Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

            SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Revolving Credit Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (which Hedging Agreement is permitted or required hereunder) (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

            SECTION 4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Revolving Credit Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Revolving Credit Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Revolving Credit Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Revolving Credit Loan available on the borrowing date.

            SECTION 4.8             Changed Circumstances.

            (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist (which notification shall be given promptly, but in any event within thirty (30) days after the Administrative Agent obtains actual knowledge that such circumstances no longer exist), the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

            (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or its Lending Office) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist (which notification shall be given promptly, but in any event within thirty (30) days after the Administrative Agent obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

            (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its Lending Office) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                        (i) shall subject any of the Lenders (or any of their
            respective Lending Offices) to any tax, duty or other charge with respect to any Revolving Credit Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or its Lending Office) of the principal of or interest on any Revolving Credit Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or its Lending Office imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or



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

                        (ii) shall impose, modify or deem applicable any reserve
            (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or its Lending Office) or shall impose on any of the Lenders (or its Lending Office) or the foreign exchange and interbank markets any other condition affecting any Revolving Credit Note; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Revolving Credit Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

            SECTION 4.9 Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Credit Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

            SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

            SECTION 4.11                        Taxes.

            (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Revolving Credit Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

            (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Revolving Credit Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

            (c) Indemnity. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. The Administrative Agent and the Lenders hereby agree to use reasonable efforts, at the expense of the Borrowers, to obtain a refund of any such Taxes or Other Taxes which were not correctly or legally asserted.

            (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

            (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

            (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

            SECTION 4.12 Change in Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 4.8, 4.9,
4.10 or 4.11 with respect to such Lender, it will use its best efforts to designate another lending office as its Lending Office for any Loans affected by such event with the intent of avoiding the consequence of the event giving rise to the operation of any such Section; provided, that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage as a consequence thereof.

                                    ARTICLE V
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

            SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy, Covington, Lobdell & Hickman, L.L.P. at 10:00 a.m. on December 31, 1998, or on such other date as the parties hereto shall mutually agree.

            SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Revolving Credit Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

            (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes, and the other Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

            (b)         Closing Certificates; etc.

                        (i) Officer's Certificate of the Borrowers. The
            Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

                        (ii) Certificate of Secretary of each Borrower. The
            Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of such Borrower as in effect on the date of such certification, (C) resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and
            (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

                        (iii) Certificates of Good Standing. To the extent
            requested by the Administrative Agent, the Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and each other jurisdiction where such Borrower is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Borrower has filed required tax returns and owes no delinquent taxes.

                        (iv) Opinions of Counsel. The Administrative Agent shall
            have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall reasonably request.

                        (v) Tax Forms. The Administrative Agent shall have
            received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

            (c)         Consents; Defaults.

                        (i) Governmental and Third Party Approvals. The
            Borrowers shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                        (ii) No Injunction, Etc. No action, proceeding,
            investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                        (iii) No Event of Default. No Default or Event of
            Default shall have occurred and be continuing.

            (d)         Financial Matters.


                        (i) Financial Statements. The Administrative Agent shall
            have received the most recent audited Consolidated financial statements of the Borrowers and their Subsidiaries, all in form and substance reasonably satisfactory to the Administrative Agent.

                        (ii) Financial Condition Certificate. The Borrowers
            shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrowers and their Subsidiaries are Solvent, (B) the material payables of the Borrowers are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers and their Subsidiaries setting forth on a pro forma basis the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of the Closing Date, reflecting a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof, (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin pursuant to
            Section 4.1(c).

                        (iii) Payment at Closing; Fee Letters. The Borrowers
            shall have paid the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(b).

            (e)         Miscellaneous.

                        (i) Notice of Borrowing. The Administrative Agent shall
            have received from CT on behalf of the Borrowers a Notice of Borrowing in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Revolving Credit Loans made after the Closing Date are to be disbursed.

                        (ii) Proceedings and Documents. All opinions,
            certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                        (iii) Due Diligence and Other Documents. The Borrowers
            shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request.

            SECTION 5.3 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issuance date, as applicable:

            (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

            (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Revolving Credit Loan or after giving effect to the Revolving Credit Loans to be made on such date or (ii) or the issuance date with respect to such Letter of Credit to be issued or after giving affect to such Letters of Credit on such date.

            (c) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

            SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

            (a) Organization; Power; Qualification. Each Borrower and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which each Borrower and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on
Schedule 6.1(a).

            (b) Ownership. Each Subsidiary of each Borrower as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, the capitalization of each Borrower and each Subsidiary thereof consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of each Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary thereof, except as described on Schedule 6.1(b).

            (c) Authorization of Agreement, Loan Documents and Borrowing. Each Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

            (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Borrower and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any Subsidiary thereof,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary thereof or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

            (e) Compliance with Law; Governmental Approvals. Each Borrower and each Subsidiary thereof (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of such Borrower's knowledge, threatened attack by direct or collateral proceeding, and (ii) is in material compliance with each material Governmental Approval applicable to each Borrower and each Subsidiary thereof and is in material compliance with all other material Applicable Laws relating to it or any of its respective properties.

            (f) Tax Returns and Payments. Each Borrower and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being disputed in good faith and adequate reserves have been established in accordance with GAAP. No Governmental Authority has asserted any Lien or other claim against any Borrower or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith and for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of each Borrower and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Borrower and each Subsidiary thereof are in the judgment of each such Borrower adequate, and each such Borrower does not anticipate any additional material taxes or assessments for any of such years.

            (g) Intellectual Property Matters. Each Borrower and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

            (h)         Environmental Matters.

                        (i) The properties of each Borrower and each Subsidiary
            thereof do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws, except where such violation or liability could not reasonably be expected to result in a Material Adverse Effect;

                        (ii) Such properties and all operations conducted in
            connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties, except where the failure to so comply or the existence of such contamination could not reasonably be expected to result in a Material Adverse Effect;

                        (iii) No Borrower nor any Subsidiary thereof has
            received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does any Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened, except where such notice could not reasonably be expected to result in a Material Adverse Effect;

                        (iv) To the best knowledge of the Borrowers and their
            Subsidiaries, Hazardous Materials have not been transported or disposed of from the properties of any Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor since the date of acquisition of such property by any Borrower or its Subsidiary thereof, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except where any such event could not reasonably be expected to result in a Material Adverse Effect;

                        (v) No judicial proceedings or governmental or
            administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental

            Law to which any Borrower or any Subsidiary thereof is or is expected to be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations, except where any such event could not reasonably be expected to result in a Material Adverse Effect; and

                        (vi) Since the date of the acquisition of any property,
            there has been no release, or to the best of any Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except where such release could not reasonably be expected to result in a Material Adverse Effect.

            (i)         ERISA.

                        (i) As of the Closing Date, no Borrower nor any ERISA
            Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                        (ii) Each Borrower and each ERISA Affiliate is in
            material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code (A) has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code or (B) is within the remedial amendment period as defined in Section 401(b) of the Code as to the initial adoption of such Employee Benefit Plan. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                        (iii) No Pension Plan has been terminated, nor has any
            accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under
            Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                        (iv) No Borrower nor any ERISA Affiliate has: (A)
            engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
            (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                        (v) No Termination Event has occurred or is reasonably
            expected to occur; and

                        (vi) No material proceeding, claim, lawsuit and/or
            investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

            (j) Margin Stock. No Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Revolving Credit Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

            (k) Government Regulation. No Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

            (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrowers have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l).

            (m) Employee Relations. Each Borrower and each Subsidiary thereof has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(m). No Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

            (n) Burdensome Provisions. No Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. No Borrower nor any Subsidiary thereof presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

            (o) Financial Statements. The (i) audited Consolidated balance sheets of the Borrowers and their Subsidiaries as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of September 30, 1998 and related unaudited interim statements of income and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (except in the case of unaudited statements to changes resulting from normal year-end adjustments and items that would be disclosed in footnotes to the audited statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrowers and their Subsidiaries have no Debt, material obligation or other unusual material forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

            (p) No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

            (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrowers and their Subsidiaries, taken as a whole, will be Solvent.

            (r) Titles to Properties. Each Borrower and each Subsidiary thereof has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to
Section 6.1(o), except those which have been disposed of by any Borrower or any Subsidiary thereof subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

            (s) Liens. None of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

            (t) Debt and Guaranty Obligations; Subordinated Debt. Schedule 6.1(t) is a complete and correct listing of all Debt (including Subordinated
Debt) and Guaranty Obligations of each Borrower and each Subsidiary thereof as of the Closing Date in excess of $250,000. Each Borrower and each Subsidiary thereof have performed and are in material compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any Subsidiary thereof exists with respect to any such Debt or Guaranty Obligation.

            (u) Litigation. Except for matters existing on the Closing Date as set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which is reasonably likely to have a Material Adverse Effect.

            (v) Absence of Defaults. No event has occurred or is continuing (i) which constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound or which would require any Borrower or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor which, with respect to the matters set forth in clause (ii) could reasonably be expected to result in a Material Adverse Effect.

            (w) Communications Regulatory Matters.

                        (i) Each Network Agreement has been duly executed and
            delivered by the respective parties thereto, is in full force and effect and no Borrower, any Subsidiary thereof nor, to the best knowledge of the Borrowers, any of the other parties thereto, is in default of any of the material provisions thereof.

                        (ii) Schedule 6.1(w) hereto sets forth, as of the
            Closing Date, a true and complete list of the following information for each Communications License or PUC Authorization issued to any Borrower or any Subsidiary thereof: (A) for all Communications Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

                        (iii) No Borrower nor any Subsidiary thereof is in
            material violation of any Communications Law applicable thereto. As of the Closing Date, the Communications Licenses and PUC Authorizations specified on Schedule 6.1(w) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Communications Licenses and PUC Authorizations. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or PUC Authorization or (B) materially and adversely affect any rights of any Borrower or any Subsidiary thereof. The Borrowers have no reason to believe and have no knowledge that Communications Licenses and PUC Authorizations will not be renewed in the ordinary course.

                        (iv) All of the Network Facilities and other material
            properties, equipment and systems owned, leased or managed by any Borrower and any Subsidiary thereof are, and to the knowledge of the Borrowers, all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all material terms and conditions of the Communications Licenses and PUC Authorizations and all material standards or rules imposed by applicable Communications Law and any Governmental Authority or as imposed under any agreements with telephone companies and customers.

                        (v) Each Borrower and each Subsidiary thereof have paid
            all franchise, license or other fees and charges which have become due pursuant to any

            Governmental Approval in respect of their business (or are contesting the same in good faith after establishing appropriate reserves required by GAAP) and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

            (x) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of each Borrower and each Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain, at the time furnished, any untrue statement of a material fact to the creditworthiness of any Borrower or any Subsidiary thereof or omits or will omit, at the time furnished, to state a material fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as any Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

            SECTION 6.2 Year 2000 Compatibility. The Borrowers are aware of the problem that may be presented for certain computer systems by using date fields and the like on and after January 1, 2000 and have developed and are implementing a plan to help assure that their computer systems (including systems and equipment supplied by others or with which the Borrowers' systems interface) will be unaffected by such problems except where such problem individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The cost of such development and implementation is not anticipated to result in a Default or materially adversely affect the ability of the Borrowers to perform their obligations under this Agreement.

            SECTION 6.3 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                   ARTICLE VII
                        FINANCIAL INFORMATION AND NOTICES

            Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, each Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1, or such other address as may be designated by the Administrative Agent and Lenders from time to time:

            SECTION 7.1  Financial Statements and Projections.

            (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of CT to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

            (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated (and unaudited consolidating) balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated (and unaudited consolidating) statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any Borrower or any of its Subsidiaries or with respect to accounting principles followed by any Borrower or any Subsidiary thereof not in accordance with GAAP.

            (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan the

Borrowers and their Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from a Responsible Officer of CT to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrowers and their Subsidiaries for such four (4) quarter period.

            SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Section 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of a Responsible Officer of CT in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

            SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

            (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

            (b) including the calculations prepared by such accountants required to establish whether or not the Borrowers and their Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period.

            SECTION 7.4 Other Reports.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

            (b) As soon as available and in any event within forty-five (45) days after the end of each Fiscal Year of the Borrowers, an updated Schedule 6.1(w) identifying any material Communications License or material PUC Authorization lost, surrendered or canceled during such period, and within ten
(10) Business Days after the receipt by any Borrower or any Subsidiary thereof of written notice that any Communications License or PUC Authorization has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by any Borrower or any Subsidiary thereof to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of the Borrowers and their Subsidiaries); and

            (c) Such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

            SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after any Responsible Officer obtains knowledge thereof) telephonic and written notice of:

            (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all material actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

            (b) any notice of any material violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

            (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

            (d) any attachment, judgment, lien, levy or order exceeding $500,000 that may be assessed against any Borrower or any Subsidiary thereof;

            (e) (i) any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any Subsidiary thereof is a party or by which such Borrower or such Subsidiary or any of their respective properties may be bound;

            (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that such Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

            (g) the enactment or promulgation after the date hereof of any federal, state, provincial or local statute, regulation or ordinance or judicial or administrative decision or order (or, to the extent that any Borrower has knowledge thereof, any such proposed statute, regulation, ordinance, decision or order, whether by the introduction of legislation or the commencement of rulemaking or similar proceedings or otherwise) having a material effect or relating to the operation of the Network Facilities by any Borrower or any Subsidiary thereof (including, without limitation, any statutes, decisions or orders affecting local exchange carriers generally and not directed against any Borrower or any Subsidiary thereof specifically) which have been issued or adopted (or, to the extent any Borrower has knowledge thereof, which have been proposed) and which could reasonably be expected to have a Material Adverse Effect; or

            (h) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect.

            SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

            Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, each Borrower will, and will cause each of its Subsidiaries to:

            SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including material copyrights, patents, trade names and trademarks; maintain in good working order and condition (reasonable wear and tear and obsolescence excepted) all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary in the reasonable judgment of the Borrowers for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks (including hazard and business interruption coverage) and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

            SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness (including, without limitation, Intercompany Debt), obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

            SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in material compliance with all Applicable Laws and maintain in full force and effect all material Governmental Approvals, in each case applicable to the conduct of its business.

            SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with, and use its best efforts to ensure such compliance by all of its tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, and use its best efforts to ensure that all of its tenants and subtenants obtain and comply with and maintain any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

            SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability (other than for benefits in accordance with the terms of such Employee Benefit Plan) to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

            SECTION 8.9 Compliance With Agreements. Comply in all material respects with each term, condition and provision of all Material Contracts; provided, that such Borrower or such Subsidiary may contest any such Material Contract in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

            SECTION 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

            SECTION 8.11 Visits and Inspections. Upon reasonable notice and during normal business hours, permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

            SECTION 8.12 Additional Subsidiaries. At such time as any Subsidiary of CT or any other Borrower is created or acquired after the Closing Date, cause to be executed and delivered to the Administrative Agent (i) a Joinder Agreement such that such Subsidiary shall become a Borrower hereunder and (ii) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such Joinder Agreement and such other documents and closing certificates as consistent with Article V as may be reasonably requested by the Administrative Agent.

            SECTION 8.13 Year 2000 Compatibility. Take all actions reasonably necessary to assure that Borrowers' computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrowers shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrowers' Year 2000 compatibility.

            SECTION 8.14 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Revolving Credit Notes, the Letters of Credit and the other Loan Documents.

            SECTION 8.15 CoBank Participation Certificates. If CT elects to have its Obligations to CoBank, ACB ("CoBank") as a Lender hereunder be eligible for patronage from CoBank, then CT shall acquire and maintain non-voting participation certificates in CoBank (the "Participation Certificates") in such amounts and at such times as CoBank may from time to time require in accordance with its bylaws and capital plan (as each may be amended from time to time); provided, however, that the maximum amount of Participation Certificates that CT may be required to purchase may not exceed the maximum amount required by CoBank's bylaws as in effect on the date hereof. The rights and obligations of the parties with respect to the Participation Certificates and any other patronage or other distributions shall be governed by CoBank's bylaws.

            SECTION 8.16 Merger of Pop-Net, Inc. Within thirty (30) days of the Closing Date, cause the merger of Pop-Net, Inc. into CTC Internet Services, Inc., with the surviving entity to be CTC Internet Services, Inc.; provided that if such merger does not occur within thirty (30) days of the Closing Date, the Borrowers will cause Pop-Net, Inc. to become a Borrower hereunder pursuant to
Section 8.12.

                                   ARTICLE IX
                               FINANCIAL COVENANTS

            Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

            SECTION 9.1 Leverage Ratio: As of any fiscal quarter end, permit the ratio of (a) Total Debt as of such date to (b) Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be greater than the following ratios for the corresponding period:


              Period                                           Ratio
              ------                                           -----
Closing Date through and including
             6/30/2001                                      4.00 to 1.00
            Thereafter                                      3.50 to 1.00

            SECTION 9.2 Fixed Charge Coverage Ratio: As of any fiscal quarter end, permit the ratio of (a) Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than the following ratios for the corresponding period:


             Period                                            Ratio
             ------                                            -----
12/31/99 through and including
            3/30/2000                                        0.70 to 1.00

3/31/2000 through and including
           6/30/2001                                         0.85 to 1.00
          Thereafter                                         1.10 to 1.00

            SECTION 9.3 Total Debt to Total Capitalization Coverage Ratio: As of any fiscal quarter end, permit the ratio of (a) Total Debt on such date to (b) Total Capitalization on such date to be greater than 0.50 to 1.00.

                                    ARTICLE X
                               NEGATIVE COVENANTS

            Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, each Borrower has not and will not permit any of its Subsidiaries to:

            SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

            (a) the Obligations;

            (b) Debt incurred in connection with a Hedging Agreement with (i) a Lender or (ii) any Person meeting the qualifications of an Eligible Assignee and (with respect to (ii) only) upon standard market terms and conditions (including interest rate) as reasonably determined by the Administrative Agent;

            (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t) (or specifically permitted to be excluded from such Schedule) and the renewal and refinancing (but not the increase of the aggregate principal amount thereof) thereof;

            (d) Debt of the Borrowers and their Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $5,000,000 on any date of determination;

            (e) purchase money Debt of the Borroers and their Subsidiaries in an aggregate amount not to exceed $2,500,000 on any date of determination;

            (f) Debt consisting of Guaranty Obligations permitted by Section
10.2;

            (g) Debt and Capital Leases assumed or continued in connection with acquisitions permitted pursuant to Section 10.4 in an aggregate amount not to exceed $10,000,000;

            (h) Subordinated Debt; and

            (i) Intercompany Debt; provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to any such Borrower or any other Subsidiary (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

            SECTION 10.2 Limitations on Guaranty Obligations. Create, incur, assume or suffer to exist any Guaranty Obligations except:

            (a) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

            (b) Guaranty Obligations existing on the Closing Date and not otherwise permitted under this Section 10.2, as set forth on Schedule 6.1(t) (or as specifically permitted to be excluded from such Schedules) and the renewal and refinancing (but not the increase of the guaranteed amount thereof) thereof;

            (c) Guaranty Obligations with respect to Debt permitted pursuant to
Section 10.1; and

            (d) Guaranty Obligations in an amount not to exceed $2,500,000 to secure payment or performance of customer service contracts incurred in the ordinary course of business.

            SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

            (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

            (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

            (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

            (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

            (f) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;

            (g) Liens securing Debt permitted under Sections 10.1(d) and (e); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired or leased;

            (h) Liens securing Debt permitted pursuant to Section 10.1(g), so long as such Liens are in existence at the time the assets are acquired by any Borrower or any Subsidiary thereof pursuant to Section 10.4 and such Liens are not created in contemplation of such acquisition;

            (i) Liens securing Debt permitted pursuant to Section 10.1(i);

            (j) Statutory liens in the Participation Certificates in CoBank purchased pursuant to Section 8.15; and

            (k) Liens arising under or in connection with that certain Joint Operating Agreement among BellSouth Carolinas, PCS, L.P., BellSouth Personal Communications, Inc., and certain rural telephone companies identified on the signature pages thereto (the "Joint Operating Agreement").

            SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

            (a) investments not otherwise permitted by this Section 10.4 in another Borrower or Subsidiary thereof (including without limitation the creation or capitalization of any Subsidiary), and the other existing loans, advances and investments not otherwise permitted by this Section 10.4 described on Schedule 10.4;

            (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank; provided further that the Borrowers may make investments in certificates of deposit maturing no later than one hundred and twenty (120) days from the date of creation thereof, issued by other commercial banks not to exceed $1,000,000, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder or (v) Participation Certificates pursuant to Section 8.15;

            (c) investments by any Borrower or any Subsidiary thereof in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) which are consummated in accordance with the following requirements of this Section 10.4(c) (any such acquisition, a "Permitted Acquisition"): (i) the acquired Person shall be engaged in and substantially all of the acquired assets shall be utilized in a similar line of business as any Borrower or Subsidiary as described in Section 8.10 or as otherwise approved in writing by the Required Lenders, (ii) no Default or Event of Default shall have occurred and be continuing or be created by the relevant Permitted Acquisition, and (iii) for any single Permitted Acquisition, or series of related Permitted Acquisitions having an aggregate consideration equal to or in excess of $10,000,000, and at all times after the aggregate consideration paid for all Permitted Acquisitions since the Closing Date (including the proposed Permitted Acquisition ) equals or exceeds $20,000,000, (A) the Borrowers shall deliver a certificate to the Administrative Agent and the Required Lenders, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating pro forma compliance with the financial covenants set forth in Article IX and the other terms of the Loan Documents prior to the closing of such Permitted Acquisition, (B) a description of the relevant Permitted Acquisition in reasonable detail and the corresponding documentation shall be furnished by the Borrowers to the Lenders at least ten (10) Business Days prior to the closing date thereof (to be followed by any changed pages and fully executed copies promptly after the creation thereof) and (C) the Borrowers shall have received the prior written approval of the Required Lenders;

            (d) loans, advances and any other investments by any Borrower or any Subsidiary thereof in any other Person in an aggregate amount not to exceed (i) Five Million Dollars

($5,000,000) during any Fiscal Year; provided, however, that any portion of such $5,000,000 not used in any such Fiscal Year may be applied to the next succeeding Fiscal Year or Fiscal Years on a cumulative basis, and (ii) Twenty Million Dollars ($20,000,000) since the Closing Date;; provided further that the dollar limitations set forth in the foregoing clauses (i) and (ii) shall not apply to each loan, advance or other investment made by CT Communications Northeast Trust ("CT Trust") utilizing the proceeds of sales of assets of CT Trust as of the date hereof, which assets are identified on Schedule 10.4(d) hereto, or any subsequent loan, advance or other investment thereof.

            (e) investments in the form of deposits for utilities, security deposits, deposits for leases, and similar prepaid expenses incurred in the ordinary course of business;

            (f) loans or advances to employees of any Borrower or any Subsidiary thereof made in the ordinary course of business that do not in the aggregate exceed $1,000,000 at any time outstanding; and

            (g) investments in the form of trade accounts created in the ordinary course of business.

            SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

            (a) any Wholly-Owned Subsidiary of any Borrower may merge with any Borrower or any other Wholly-Owned Subsidiary of any Borrower;

            (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c); and

            (c) any Wholly-Owned Subsidiary of any Borrower may wind-up into any Borrower or any other Wholly-Owned Subsidiary of any Borrower.

            SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

            (a) the sale of inventory in the ordinary course of business;

            (b) the sale of assets no longer used or usable in the business of any Borrower or any Subsidiaries thereof;

            (c) the transfer, sale, lease, assignment or other disposition of assets to any Borrower or any Wholly-Owned Subsidiary of any Borrower;

            (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

            (e) other sales and transfers not otherwise permitted hereunder; provided, that the Net Cash Proceeds therefrom are applied as required pursuant to Section 2.3.

            (f) the transfer of its Operating Assets, Repurchase Additions, and Partitioned Licenses (as each such term is defined in the Joint Operating Agreement) pursuant to the Joint Operating Agreement.

            SECTION 10.7 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:

            (a) any Borrower or any Subsidiary thereof may pay dividends in shares of its own capital stock;

            (b) any Subsidiary may pay dividends or make distributions to any Borrower;

            (c) CT may pay cash dividends to its equity holders; provided that
(i) such dividends shall not exceed in any Fiscal Year one hundred percent (100%) of Consolidated Net Earnings for the immediately preceding Fiscal Year and (ii) the Borrowers shall have delivered to the Administrative Agent evidence reasonably satisfactory thereto demonstrating compliance with Articles IX and X hereof both before and after giving effect to such dividend payment;

            (d) CT may consummate the Recapitalization; and

            (e) any Borrower or any Subsidiary thereof may redeem equity securities in an amount not to exceed One Million Dollars ($1,000,000) over the term of this Agreement issued pursuant to incentive stock option plans of any Borrower or any Subsidiary from employees upon the termination of the employment of such employees, so long as any such redemption is made in accordance with the terms and conditions of such incentive stock option plans.

            SECTION 10.8 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt (other than Intercompany Debt) or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, for cash or property other than capital stock, or has, or upon the happening of an event or passage of time would have, a cash redemption or similar payment due (any such capital stock "Convertible/Redeemable Equity"); provided that the foregoing restriction shall not apply to any Convertible/ Redeemable Equity which cannot under any circumstances be converted, exchanged, redeemed or repurchased at any time prior to one (1) year after the Termination Date.

            SECTION 10.9 Transactions with Affiliates. Except as otherwise permitted herein, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates other than Borrowers, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates other than Borrowers, or subcontract any operations to any of its Affiliates other than Borrowers or (b) enter into, or be a party to, any other transaction with any of its Affiliates other than Borrowers, except pursuant to the reasonable requirements of its business and upon terms which are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

            SECTION 10.10 Certain Accounting Changes. Change its Fiscal Year end, or make any material change as reasonably determined by the Administrative Agent in its accounting treatment and reporting practices except as required by GAAP.

            SECTION 10.11 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

            SECTION 10.12 Restrictive Agreements. Enter into or permit to exist any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.


                                   ARTICLE XI
                              DEFAULT AND REMEDIES

            SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary


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

or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

            (a) Default in Payment of Principal of Loans and Reimbursement Obligations. Any Borrower shall default in any payment of principal of any Revolving Credit Loan, Revolving Credit Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

            (b) Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Revolving Credit Loan, Revolving Credit Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

            (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower or any Subsidiary thereof under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

            (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Section 7.5(e)(i) or Articles IX or X of this Agreement.

            (e) Default in Performance of Other Covenants and Conditions. Any Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

            (f) Hedging Agreement. Any termination payment shall be due by any Borrower under any Hedging Agreement and such amount is not paid within thirty
(30) Business Days of the due date thereof.

            (g) Debt Cross-Default. Any Borrower or any Subsidiary thereof shall
(i) default in the payment of any Debt (other than the Revolving Credit Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Revolving Credit Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

            (h) Other Cross-Defaults. Any Borrower or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP.

            (i) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Permitted Holders shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock or twenty-five percent (25%) of the voting power of any Borrower entitled to vote in the election of members of the board of directors of any Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $2,500,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

            (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest within sixty (60) days after the filing thereof any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

            (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (l) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing.

            (m) Termination Event. The occurrence of any of the following events: (i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $500,000.

            (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

            (o) Loss of License. Any Communications License or PUC Authorization of any Borrower or any Subsidiary thereof shall expire, terminate, be canceled or otherwise lost or any application therefor be rejected, which event could reasonably be expected to have a Material Adverse Effect.

            SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

            (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Revolving Credit Loans, the Revolving Credit Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

            (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

            (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations of the Borrowers.

            SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XII
                            THE ADMINISTRATIVE AGENT

            SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

            SECTION 12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

            SECTION 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any Subsidiary thereof or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any Subsidiary thereof to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

            SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless such Revolving Credit Note shall have been transferred in accordance with Section
13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Revolving Credit Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Notes.

            SECTION 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

            SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Revolving Credit Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

            SECTION 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Revolving Credit Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

            SECTION 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Revolving Credit Loans made or renewed by it and any Revolving Credit Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

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


            SECTION 12.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000 and so long as no Default or Event of Default has occurred and is continuing be consented to by the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000 and so long as no Default or Event of Default has occurred and is continuing be consented to by the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            SECTION 12.10 The Administrative Agent. The Administrative Agent hereby agrees that with respect to any amendment, modification or waiver of this Agreement and the other Loan Documents, the Administrative Agent shall be responsible for the preparation, documentation and execution thereof. In addition, with respect to any action or decision requiring consent or approval of any Lenders, the Administrative Agent shall be responsible for requesting such consent or approval from the Lenders.

                                  ARTICLE XIII
                                  MISCELLANEOUS

            SECTION 13.1  Notices.

            (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative

Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

            (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

            If to the Borrowers:             CT Communications, Inc.
                                             68 Cabarrus Avenue East
                                             Post Office Box 227
                                             Concord, North Carolina 28026-0227
                                             Attention: Mr. Barry Rubens, Senior Vice President
                                             Telephone No.:  (704) 782-7000
                                             Telecopy No.:    (704) 722-2558

            With copies (which               Hogan & Hartson.
            shall not constitute             Columbia Square
            notice) to:                      555 13th Street, N.W.
                                             Washington, DC  20004-1109
                                             Attention:  Benton R. Hammond, Esq.
                                             Telephone No.:  (202) 637-5600
                                             Telecopy No.:    (202) 637-5910


            If to First Union as             First Union National Bank
            Administrative Agent:            One First Union Center, TW-10
                                             301 South College Street
                                             Charlotte, North Carolina 28288-0608
                                             Attention:  Syndication Agency Services
                                             Telephone No.:  (704) 374-2698
                                             Telecopy No.:    (704) 383-0288

                                             Attention:  Mr. Mark Hedrick
                                             Telephone No.:  (704) 383-0297
                                             Telecopy No.:  (704) 374-4092


                                             If to any Lender: To the Address set forth on Schedule
                                             1 hereto


            (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which


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


shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Revolving Credit Loans will be disbursed and Letters of Credit issued.

            SECTION 13.2 Expenses; Indemnity. The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors (each such Person or entity referred to hereafter in this paragraph as an "Indemnified Party"), from and against any losses, penalties, fines, liabilities, damages, costs and expenses, for which any Indemnified Person may become liable to any third party in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Revolving Credit Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

            SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

            SECTION 13.4 Governing Law. This Agreement, the Revolving Credit Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

            SECTION 13.5 Consent to Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Revolving Credit Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Revolving Credit Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their properties in the courts of any other jurisdictions.

            SECTION 13.6 Binding Arbitration; Waiver of Jury Trial.

            (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Revolving Credit Notes or any other Loan Documents ("Disputes"), between or among parties to the Revolving Credit Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S.

Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

            (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND
THE BORROWERS HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

            (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders and the Borrowers each preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

            SECTION 13.7 Reversal of Payments. To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Administrative Agent.

            SECTION 13.8 Injunctive Relief; Punitive Damages.

            (a) The Borrowers recognize that, upon an Event of Default, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            (b) The Administrative Agent, each Lender and each Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

            SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the certified public accountants of the Borrowers, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

            SECTION 13.10 Successors and Assigns; Participations.

            (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Revolving Credit Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Assignment by Lenders. Each Lender may, with the consent of the Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Revolving Credit Notes held by it); provided that:

                        (i) each such assignment shall be of a constant, and not
            a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                        (ii) if less than all of the assigning Lender's
            Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

                        (iii) the parties to each such assignment shall execute
            and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Revolving Credit Note or Revolving Credit Notes subject to such assignment;

                        (iv) such assignment shall not, without the consent of
            the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky laws of any state; and

                        (v) the assigning Lender shall pay to the Administrative
            Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

            (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

            (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Issuance of New Revolving Credit Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Revolving Credit Note or Revolving Credit Notes subject to such assignment and the written consent to such assignment as provided in Section 13.10(b), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                (i)   accept such Assignment and Acceptance;

                (ii)  record the information contained therein in the Register;

                (iii) give prompt notice thereof to the Lenders and the
                       Borrowers; and

                (iv)  promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of such copy of such Assignment and Acceptance, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes, a new Revolving Credit Note or Revolving Credit Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note or Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder.

Such new Revolving Credit Note or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes delivered to the assigning Lender. Each surrendered Revolving Credit Note or Revolving Credit Notes shall be canceled and returned to the Borrowers.

            (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Revolving Credit Notes held by it); provided that:

                        (i) each such participation shall be in an amount not
            less than $5,000,000;

                        (ii) such Lender's obligations under this Agreement
            (including, without limitation, its Commitment) shall remain unchanged;

                        (iii) such Lender shall remain solely responsible to the
            other parties hereto for the performance of such obligations;

                        (iv) such Lender shall remain the holder of the
            Revolving Credit Notes held by it for all purposes of this Agreement;

                        (v) the Borrowers, the Administrative Agent and the
            other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                        (vi) such Lender shall not permit such participant the
            right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Revolving Credit Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, or extend any scheduled payment date for principal of or interest on any Revolving Credit Loan or Reimbursement Obligation; and

                        (vii) any such disposition shall not, without the
            consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky law of any state.

            (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

            (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Revolving Credit Note to any Federal Reserve Bank in accordance with Applicable Law.

            SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Revolving Credit Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation (except for any waiver of prepayments required pursuant to Section 2.3) or the time or times of payment of interest on any Revolving Credit Loan or Reimbursement Obligation,
(c) reduce the rate of interest or fees payable on any Revolving Credit Loan or Reimbursement Obligation, (d) reduce the principal amount of any Revolving Credit Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Revolving Credit Loan or Reimbursement Obligation,
(f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, or
(g) amend the provisions of this Section

13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XIIshall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

            SECTION 13.12 Performance of Duties. The obligations of the Borrowers under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

            SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

            SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

            SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

            SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

            SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

            SECTION 13.19 CT as Agent for Borrowers; Obligations Joint and Several.

            (a) The Borrowers hereby irrevocably appoint and authorize CT (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as CT deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

            (b) All of the Borrowers shall be jointly and severally liable for the Obligations, however incurred. References to the Borrowers with respect to the Obligations or any portion thereof shall mean each Borrower on a joint and several basis.

            SECTION 13.20 Inconsistencies with Other Documents; Independent Effect of Covenants.

            (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

            (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect. Accordingly, no Borrower shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

            SECTION 13.21 Trust Obligations. Neither the trustees nor the shareholders of CT Communications Northeast Trust shall be held to any personal liability in their capacity as trustee or shareholder, as applicable, under this Agreement, any Revolving Credit Note or any other Loan Document.


                           [Signature pages to follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                       CT COMMUNICATIONS, INC., as Borrower

                                       By: /s/ Barry R. Rubens
                                           --------------------------------------------
                                             Name: Barry R. Rubens
                                                  -------------------------------------
                                             Title: Senior VP, Secretary and Treasurer
                                                  -------------------------------------

[CORPORATE SEAL]                       CTC LONG DISTANCE SERVICES, INC.,
                                       as Borrower

                                       By: /s/ Barry R. Rubens
                                           --------------------------------------------
                                             Name: Barry R. Rubens
                                                  -------------------------------------
                                             Title: Senior VP, Secretary and Treasurer
                                                   ------------------------------------

[CORPORATE SEAL]                       CT WIRELESS CABLE, INC., as Borrower

                                       By: /s/ Barry R. Rubens
                                           --------------------------------------------
                                             Name: Barry R. Rubens
                                                   ------------------------------------
                                             Title:  Senior VP, Secretary and Treasurer
                                                   ------------------------------------

[CORPORATE SEAL]                       CT CELLULAR, INC., as Borrower

                                       By: /s/ Barry R. Rubens
                                           --------------------------------------------
                                             Name:  Barry R. Rubens
                                                  -------------------------------------
                                             Title:  Senior VP, Secretary and Treasurer
                                                    -----------------------------------

[CORPORATE SEAL]                       CAROLINA PERSONAL COMMUNICATIONS,
                                       INC., as Borrower

                                       By: /s/ Barry R. Rubens
                                           --------------------------------------------
                                             Name:  Barry R. Rubens
                                                  -------------------------------------
                                             Title:  Senior VP, Secretary and Treasurer
                                                  -------------------------------------



[CORPORATE SEAL]                               THE CONCORD TELEPHONE COMPANY,
                                               as Borrower

                                               By: /s/ Barry R. Rubens
                                                   --------------------------------------------
                                                     Name:  Barry R. Rubens
                                                          -------------------------------------
                                                     Title:  Senior VP, Secretary and Treasurer
                                                           ------------------------------------

[CORPORATE SEAL]                               CTC INTERNET SERVICES, INC., as Borrower

                                               By: /s/ Barry R. Rubens
                                                   --------------------------------------------
                                                     Name:  Barry R. Rubens
                                                          -------------------------------------
                                                     Title:  Senior VP, Secretary and Treasurer
                                                           ------------------------------------

[CORPORATE SEAL]                               CTC EXCHANGE SERVICES, INC., as Borrower

                                               By: /s/ Barry R. Rubens
                                                   --------------------------------------------
                                                     Name:  Barry R. Rubens
                                                          -------------------------------------
                                                     Title: Senior VP, Secretary and Treasurer
                                                           ------------------------------------

[CORPORATE SEAL]                               CT GLOBAL TELECOMMUNICATIONS, INC., as
                                               Borrower

                                               By:  /s/ Barry R. Rubens
                                                   --------------------------------------------
                                                     Name:  Barry R. Rubens
                                                          -------------------------------------
                                                     Title:  Senior VP, Secretary and Treasurer
                                                           ------------------------------------

[CORPORATE SEAL]                               CT COMMUNICATIONS NORTHEAST TRUST,
Neither the Trustees nor the                   as Borrower
Shareholders of CT Communications              By: CT Communications, Inc., as Trustee and not
Northeast Trust shall be held                      Individually
to any personal liability in
their capacity as Trustee or                   By: /s/ Barry R. Rubens
Shareholder, as applicable, under                  --------------------------------------------
thie Credit Agreement.                              Name:  Barry R. Rubens
                                                         --------------------------------------
                                                    Title:  Senior VP, Secretary and Treasurer
                                                          -------------------------------------

[CORPORATE SEAL]                               CT COMMUNICATIONS NORTHEAST, INC., as
                                               Borrower

                                               By: /s/ Barry R. Rubens
                                                   --------------------------------------------
                                                     Name: Barry R. Rubens
                                                          -------------------------------------
                                                     Title:  Treasurer
                                                           ------------------------------------



[CORPORATE SEAL]                               THE CONCORD TELEPHONE COMPANY,
                                               as Borrower

                                               By:
                                                   --------------------------------------------
                                                     Name:
                                                          -------------------------------------
                                                     Title:
                                                           ------------------------------------


[CORPORATE SEAL]                               CTC INTERNET SERVICES, INC., as Borrower

                                               By:
                                                   --------------------------------------------
                                                     Name:
                                                          -------------------------------------
                                                     Title:
                                                           ------------------------------------


[CORPORATE SEAL]                               CTC EXCHANGE SERVICES, INC., as Borrower

                                               By:
                                                   --------------------------------------------
                                                     Name:
                                                          -------------------------------------
                                                     Title:
                                                           ------------------------------------

[CORPORATE SEAL]                               CT GLOBAL TELECOMMUNICATIONS, INC., as
                                               Borrower

                                               By:  /s/ Thomas A. Norman
                                                   --------------------------------------------
                                                     Name:  Thomas A. Norman
                                                          -------------------------------------
                                                     Title:  President
                                                           ------------------------------------


[CORPORATE SEAL]                               CT COMMUNICATIONS NORTHEAST TRUST,
                                               as Borrower

                                               By:
                                                   --------------------------------------------
                                                     Name:
                                                          -------------------------------------
                                                     Title:
                                                           ------------------------------------


[CORPORATE SEAL]                               CT COMMUNICATIONS NORTHEAST, INC., as
                                               Borrower

                                               By:
                                                   --------------------------------------------
                                                     Name:
                                                          -------------------------------------
                                                     Title:
                                                           ------------------------------------


[CORPORATE SEAL]                               CT COMMUNICATIONS NORTHEAST TRUST,
                                               as Borrower
Neither the Trustees nor the
Shareholders of CT Communications              By  /s/ Michael R. Coltrane
Northeast Trust shall be held                      --------------------------------------------
to any personal liability under                     as Trustee and not Individually
this Revolving Credit Note.                         Name:  Michael R. Coltrane
                                                          -------------------------------------
                                                    Title:  Trustee
                                                           ------------------------------------



                                               FIRST UNION NATIONAL BANK,
                                               as Administrative Agent and Lender

                                               By:  /s/ C. Mark Hedrick
                                                   --------------------------------------------
                                                     Name:  C. Mark Hedrick
                                                          -------------------------------------
                                                     Title:  Vice President
                                                           ------------------------------------


                                               COBANK, ACB, as Lender

                                               By: /s/ John P. Cole
                                                   --------------------------------------------
                                                     Name:  John P. Cole
                                                          -------------------------------------
                                                     Title:  Vice President
                                                           ------------------------------------


                                               WACHOVIA BANK, N.A., as Lender

                                               By: /s/ M.L. McNair III
                                                   --------------------------------------------
                                                     Name:  M.L. McNair III
                                                          -------------------------------------
                                                     Title:  VP
                                                           ------------------------------------


                                                               Schedule 1
                                                       (Lenders and Commitments)

                      LENDER                                     COMMITMENT                  COMMITMENT
                                                                 PERCENTAGE
-----------------------------------------------  ------------------------------------- -----------------------
First Union National Bank
One First Union Center, TW-10
301 South College Street                                     41.666666667%                     $25,000,000
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.: (704) 374-2698
Telecopy No.:   (704) 383-0288

-----------------------------------------------  ------------------------------------- -----------------------
Wachovia Bank,N.A.                                           38.333333333%                     $23,000,000
Corporate Banking, 6th Floor
400 South Tryon Street
Charlotte, North Carolina  28202
Telephone No.:                (704) 378-5424
Telecopy No.:                 (704) 378-5181

-----------------------------------------------  ------------------------------------- -----------------------
CoBank, ACB                                                     20.00%                         $12,000,000
200 Galleria Parkway, Suite 1900
Atlanta, Georgia  30339
Telephone No.:                (770) 618-3213
Telecopy No.:                 (303) 224-2676

-----------------------------------------------  ------------------------------------- -----------------------



EXHIBITS

Exhibit A             -       Form of Revolving Credit Note
Exhibit B             -       Form of Notice of Borrowing
Exhibit C             -       Form of Notice of Account Designation
Exhibit D             -       Form of Notice of Prepayment
Exhibit E             -       Form of Notice of Conversion/Continuation
Exhibit F             -       Form of Officer's Compliance Certificate
Exhibit G             -       Form of Assignment and Acceptance

SCHEDULES

Schedule 1            -       Lenders and Commitments
Schedule 6.1(a)       -       Jurisdictions of Organization and Qualification
Schedule 6.1(b)       -       Subsidiaries and Capitalization
Schedule 6.1(i)       -       ERISA Plans
Schedule 6.1(l)       -       Material Contracts
Schedule 6.1(m)       -       Labor and Collective Bargaining Agreements
Schedule 6.1(t)       -       Debt and Guaranty Obligations; Subordinated Debt
Schedule 6.1(u)       -       Litigation
Schedule 6.1(w)       -       Communications Licenses/PUC Authorizations
Schedule 10.3         -       Existing Liens
Schedule 10.4         -       Existing Loans, Advances and Investments